UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TurboChef Technologies, Inc. (“TurboChef”) signed an agreement on April 28, 2008 (the “Agreement”) with Martha Stewart Living Omnimedia, Inc. (“MSLO”).  The Agreement creates a three-year relationship involving marketing and promotional activities with both Martha Stewart and Emeril Lagasse for TurboChef’s residential products, including, among other things, certain licensed rights to marketing collateral, access to their television shows and websites and their personal appearances at TurboChef functions.

With execution of this Agreement, TurboChef issued 381,049 shares of its common stock to MSLO (valued at approximately $3 million) and issued MSLO a six-year warrant to purchase an additional 454,000 shares at an exercise price of $8.26 per share.  In January 2009 and again in January 2010 TurboChef must provide MSLO with an additional $2.5 million of stock (valued at the then-current market value) or cash (at TurboChef’s option) for continuation of the relationship during calendar year 2009 and for the balance of the 3-year term, respectively.

At TurboChef’s request, MSLO will assist TurboChef in creating a joint marketing relationship with a retailer that the parties may agree upon. Success in that effort, as described in the Agreement, shall cause TurboChef to provide MSLO with an additional $2.5 million of stock or cash (at TurboChef’s option), and TurboChef has agreed to pay MSLO a royalty for three years for products sold through such a retailer.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On April 28, 2008 TurboChef sold 381,049 shares of its common stock, par value $.01 per share (“Common Stock”), valued at approximately $3 million, and issued a warrant for 454,000 shares to the purchaser in exchange for certain licenses and promises of services from the purchaser under a three-year agreement as disclosed in Item 1.01 of this Report.  TurboChef also committed to issue an additional $2.5 million of Common Stock or pay cash in that amount (at its option) on or about each of January 1, 2009 and January 1, 2010 for such services and licenses under that agreement.  TurboChef also agreed to issue $2.5 million of Common Stock or pay cash in that amount (at its option) at such time, if any, that the purchaser successfully performed at TurboChef’s request certain additional services under the agreement relating to a possible joint marketing relationship with a retailer.  The warrant to purchase 454,000 shares of Common Stock is exercisable at any time during its six-year term at an exercise price of $8.26 per share.  The number of shares and the exercise price are subject to normal adjustments for changes in TurboChef’s capitalization.  MSLO agreed to accept shares of TurboChef common stock or cash as payment for its services and licenses over the three-year period as provided in the agreement.

TurboChef claims exemption from registration under Section 4(2) of the Securities Act of the sale of the shares issued and issuable under the agreement and of the warrant and the underlying warrant shares.  Such claim is made in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a sale to an accredited and sophisticated investor not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell
Vice President and General Counsel

Date:  May 1, 2008